Financial Markets 280 Bishopsgate London EC2M 4RB
Memorandum	June 7, 2007

To:

The Bank of New York, not in its individual capacity but solely as trustee for the Supplemental Interest Trust with respect to Nationstar Home Equity Loan Asset-Backed Certificates, Series 2007-C  (“Party B”)

The Bank of New York

101 Barclay Street  4W Floor

New York, NY 10286

Attn: Global Corporate Trust

Tel:   (212) 815-8187

Fax:  (212) 815-3910

CC:	Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, CT 06830 Attn: Melizza Stotler Tel: (203) 618-2576 Fax: (203) 618-2580
From:	The Royal Bank of Scotland plc (“Party A”)

Re:
Our Reference Number:	D16301945

Dear Sir or Madam,

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between The Bank of New York, not in its individual capacity but solely as trustee of the supplemental interest trust (the “Supplemental Interest Trust”) with respect to Nationstar Home Equity Loan Asset-Backed Certificates, Series 2007-C, and The Royal Bank of Scotland plc, acting through its agent, Greenwich Capital Markets, Inc. (each a “party” and together “the parties”) on the Trade Date specified below (the “Transaction”) pursuant to the pooling agreement (the “Pooling Agreement”), dated and effective as of June 1, 2007, among Nationstar Funding LLC, (the “Depositor”), Nationstar Mortgage LLC, as seller, Auburn Funding, LLC, as conduit seller, Nationstar Mortgage LLC, as servicer, and The Bank of New York, as trustee.

This letter agreement constitutes the sole and complete “Confirmation”, as referred to in the Master Agreement as well as a “Schedule” as referred to in the Master Agreement.

This letter agreement constitutes a “Confirmation” and the definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”) as published by the International Swaps and Derivatives Association, Inc., (“ISDA”) are incorporated into this Confirmation.  This Confirmation will be governed by and subject to the terms and conditions which would be applicable if, prior to the Trade Date, the parties had executed and delivered an ISDA Master Agreement (Multicurrency-Cross Border), in the form published by ISDA in 1992 (the “Master Agreement”), with the attached Schedule B as the Schedule to the Master Agreement and the modifications provided below (collectively, the “Agreement”). In the event of any inconsistency between the provisions of the Master Agreement and this Confirmation and the attached Schedule B, this Confirmation will govern.  Terms capitalized but not defined herein or in the Definitions incorporated herein shall have the respective meanings attributed to them in the Pooling Agreement.

This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates.  In addition, each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i)

Principal.  With respect to Party A, it is acting as principal and not as agent when entering into the Transaction.  With respect to Party B, it is acting as trustee of the Supplemental Interest Trust with respect to Nationstar Home Equity Loan Asset-Backed Certificates, Series 2007-C which is acting as principal and not as agent when entering into the Transaction.

(ii)

Non-Reliance.  With respect to Party A, it is acting for its own account and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary.  With respect to Party B, it is acting as trustee of the Supplemental Interest Trust with respect to Nationstar Home Equity Loan Asset-Backed Certificates, Series 2007-C which is acting for its own account and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary.

It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction; it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction.  No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(iii)

Evaluation and Understanding.  It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Agreement and that Transaction.  It is also capable of assuming, and assumes, the financial and other risks of the Agreement and that Transaction.

(iv)

Status of Parties.  The other party is not acting as an agent, fiduciary or advisor for it in respect of that Transaction.

The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:

With respect to any Calculation Period, the lesser of (i) the amount set forth on Schedule A attached hereto and (ii) (x) the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates, other than the Class M-10 certificates (together, the “Certificates”) on the monthly statement from the Trustee for the distribution occurring on the first day of the applicable Calculation Period divided by (y) the Payment Factor (as defined below).

The Trustee shall make available each month via its website a statement containing the aggregate Certificate Principal Balance of the Certificates as of the first day of such Calculation Period and shall notify Party A at least five (5) Business Days prior to the related Floating Rate Payer Payment Date of such aggregate Certificate Principal Balance at the following email addresses:  gcmderivatives@rbsgc.com and NADerivSupport@rbsgc.com; provided, however, that if the Trustee fails to provide such email notification, Party A is permitted to rely upon the statement of Class Certificate Principal Balance of the Certificates made available on the Trustee’s website.  The Trustee’s internet website shall initially be located at https://sfr.bankofny.com and assistance in using the website can be obtained by calling the Trustee’s investor relations desk at 1-877-332-4550.

Any payment by either party in excess of the amount due under this Transaction on any Floating Rate Payer Payment Date or Fixed Rate Payer Payment Date, as applicable, shall be returned by the party receiving such overpayment promptly after notification from Party B that Party B is aware of such overpayment.  Other than the return of such overpayment, neither Party A nor Party B shall incur any penalty or liability hereunder with respect to such overpayment.

Trade Date:	June 1, 2007
Effective Date:	July 25, 2007
Termination Date:	February 25, 2013, subject to adjustment in accordance with the Following Business Day Convention.
Payment Factor:	100
Fixed Amounts:
Fixed Rate Payer:	Party B
Fixed Rate Payer Period End Dates:	The 25th day of each month of each year commencing August 25, 2007, through and including the Termination Date, subject to no adjustment.
Fixed Rate Payer Payment Dates:

The 25th day of each month during the Term of this Transaction, commencing August 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Rate:	5.15%
Fixed Rate Day Count Fraction:	30/360 unadjusted.
Fixed Amounts:

The Fixed Amount payable by Party B shall be an amount equal to (i) the Notional Amount for such Fixed Rate Payer Payment Date * (ii) the Fixed Rate * (iii) the Fixed Rate Day Count Fraction * (iv) the Payment Factor.

Floating Amounts:
Floating Rate Payer:	Party A
Floating Rate Payer Period End Dates:	The 25th day of each month of each year commencing August 25, 2007, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Floating Rate Payer Payment Dates:	Each Floating Rate Payer Period End Date.
Floating Rate for Initial Calculation Period:	TBD.
Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	One month
Spread:	N/A
Floating Rate Day Count Fraction:	Actual/360.
Floating Amounts:

The Floating Amount payable by Party A shall be an amount equal to (i) the Notional Amount for such Floating Rate Payer Payment Date * (ii) the Floating Rate * (iii) the Floating Rate Day Count Fraction * (iv) the Payment Factor.

Reset Dates:	The first day of each Calculation Period.
Compounding:	Not applicable
Business Days for Payments:	New York
Calculation Agent:	Party A

Account Details:

Account for payments to Party A:

For the account of:

The Royal Bank of Scotland Financial Markets Fixed Income and Interest Rate Derivative Operations

London SWIFT RBOSGB2RTCM

with JPMorgan Chase Bank New York CHASUS33

ABA # 021000021
Account Number 400930153

Account for payments to Party B:

The Bank of New York

ABA  #  021000018

For credit to GLA: 211705

Further Credit to account number: 272047

Account Name: Nationstar Home Equity Loan

Trust 2007-C Swap A/C

Attn: Nayades Ortega (212) 815-8184

Offices:

The Office of Party A for this Transaction is:	London
The Office of Party B for this Transaction is:	New York

Agency Role of Greenwich Capital Markets, Inc.  This Transaction has been entered into by Greenwich Capital Markets, Inc., as agent for The Royal Bank of Scotland plc.  Greenwich Capital Markets, Inc. has not guaranteed and is not otherwise responsible for the obligations of Party A under this Transaction.

Please promptly confirm that the foregoing correctly sets forth the terms of the Transaction entered into between us by executing this Confirmation and returning it to us by facsimile to:

RBS Financial Markets
Level 4
135 Bishopsgate
London, EC2M 3UR
Attention: Swaps Administration
Fax: 020 7085 5050 Phone: 020 7085 5000

THE ROYAL BANK OF SCOTLAND PLC
By: Greenwich Capital Markets, Inc., its agent

By

   /s/ Deborah Pfeifer

Name: Deborah Pfeifer

Title:    Vice President

Accepted and confirmed as of the Trade Date written above:

THE BANK OF NEW YORK, not in its individual capacity but solely as trustee of the supplemental interest trust with respect to Nationstar Home Equity Loan Asset-Backed Certificates,
Series 2007-C

By

   /s/ Michael J. Wiblishauser

Name: Michael J. Wiblishauser

Title:    Assistant Vice President

Schedule A to the Confirmation dated as of June 7, 2007

Re: Reference Number D16301945

Amortization Schedule, subject to adjustment in accordance with the Following Business Day Convention.

From and Including	To but excluding	Notional Amount (USD)
07/25/07	08/25/07	7,030,291.51
08/25/07	09/25/07	6,937,516.20
09/25/07	10/25/07	6,827,058.07
10/25/07	11/25/07	6,699,087.09
11/25/07	12/25/07	6,553,907.99
12/25/07	01/25/08	6,391,974.60
01/25/08	02/25/08	6,213,892.83
02/25/08	03/25/08	6,020,407.06
03/25/08	04/25/08	5,812,465.88
04/25/08	05/25/08	5,597,224.72
05/25/08	06/25/08	5,389,474.43
06/25/08	07/25/08	5,189,048.80
07/25/08	08/25/08	4,995,685.26
08/25/08	09/25/08	4,809,130.77
09/25/08	10/25/08	4,629,141.50
10/25/08	11/25/08	4,455,482.57
11/25/08	12/25/08	4,287,927.47
12/25/08	01/25/09	4,126,258.00
01/25/09	02/25/09	3,970,164.05
02/25/09	03/25/09	3,787,072.88
03/25/09	04/25/09	3,549,013.21
04/25/09	05/25/09	3,327,143.04
05/25/09	06/25/09	3,120,443.48
06/25/09	07/25/09	2,927,508.46
07/25/09	08/25/09	2,747,388.03
08/25/09	09/25/09	2,598,953.45
09/25/09	10/25/09	2,480,940.85
10/25/09	11/25/09	1,563,362.76
11/25/09	12/25/09	1,517,199.50
12/25/09	01/25/10	1,472,400.42
01/25/10	02/25/10	1,428,924.96
02/25/10	03/25/10	1,386,733.77
03/25/10	04/25/10	1,296,574.83
04/25/10	05/25/10	1,206,038.61
05/25/10	06/25/10	1,171,375.76
06/25/10	07/25/10	1,137,700.00
07/25/10	08/25/10	1,104,983.40
08/25/10	09/25/10	1,073,198.80
09/25/10	10/25/10	1,042,319.84
10/25/10	11/25/10	1,012,320.86
11/25/10	12/25/10	983,176.97
12/25/10	01/25/11	954,863.94
01/25/11	02/25/11	927,358.25
02/25/11	03/25/11	900,637.03
03/25/11	04/25/11	874,678.06
04/25/11	05/25/11	849,459.75
05/25/11	06/25/11	824,962.92
06/25/11	07/25/11	801,165.28
07/25/11	08/25/11	778,047.01
08/25/11	09/25/11	755,588.87
09/25/11	10/25/11	733,772.13
10/25/11	11/25/11	712,578.61
11/25/11	12/25/11	691,990.63
12/25/11	01/25/12	671,991.02
01/25/12	02/25/12	652,563.09
02/25/12	03/25/12	633,690.62
03/25/12	04/25/12	615,286.38
04/25/12	05/25/12	597,483.08
05/25/12	06/25/12	580,195.82
06/25/12	07/25/12	563,403.06
07/25/12	08/25/12	547,090.76
08/25/12	09/25/12	531,245.27
09/25/12	10/25/12	515,853.35
10/25/12	11/25/12	500,902.12
11/25/12	12/25/12	486,379.05
12/25/12	01/25/13	472,271.99
01/25/13	02/25/13	458,569.12

Schedule B to the Confirmation dated as of June 7, 2007

Re: Reference Number D16301945

Between The Royal Bank of Scotland plc (“Party A”) and The Bank of New York, not in its individual capacity but solely as trustee of the supplemental interest trust with respect to Nationstar Home Equity Loan Asset-Backed Certificates, Series 2007-C (“Party B”)

Part 1

Termination Provisions.

(a)

“Specified Entity” means (i) in relation to Party A for all purposes of the Agreement:  None;

and (ii) in relation to Party B for all purposes of the Agreement:  None.

(b)

The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that Section 5(a)(i) is hereby amended by replacing the word “third” with the word “second”.

(c)

The “Breach of Agreement” provisions of Section 5(a)(ii) of the Agreement will be inapplicable to Party B.

(d)

The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex specified as a Credit Support Document with respect to Party A.  Notwithstanding Sections 5(a)(i) and 5(a)(iii), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex to this Agreement shall not be an Event of Default unless (A) a Second Rating Trigger Event with respect to Moody’s has occurred and at least 30 Local Business Days have elapsed since the Second Rating Trigger Event has occurred and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(e)

The “Misrepresentation” provisions of Section 5(a)(iv) of the Agreement will be inapplicable to Party B.

(f)

The “Default Under Specified Transaction” provisions of Section 5(a)(v) of the Agreement will be inapplicable to Party A and will be inapplicable to Party B.

(g)

The “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Party A with a Threshold Amount of 3% of the shareholder’s equity of Party A as shown on its most recent annual financial statements.

The “Cross Default” provisions of Section 5(a)(vi) of the Agreement will be inapplicable to Party B.

(h)

The “Bankruptcy” provision of Section 5(a)(vii) of the Agreement will be applicable to Party B, subject to the following modifications:

(i)

Section 5(a)(vii)(2), (7) and (9) shall not apply;

(ii)

Section 5(a)(vii)(4) shall not apply to the extent that it refers to proceedings or petitions instituted or presented by Party A or its affiliates;

(iii)

The phrase “seeks or” in Section 5(a)(vii)(6) shall be deemed deleted; and

(iv)

Section 5(a)(vii)(8) shall apply only to the extent that a relevant event has an effect that is analogous to an effect described in Section 5(a)(vii)(1) through (7) (as amended in this Part 1(h)) that applies to Party B.

Section 5(a)(vii)(6) shall not apply to Party B in the case of an appointment of (i) The Bank of New York, as the Supplemental Interest Trust Trustee to the Supplemental Interest Trust under the Pooling Agreement, (ii) The Bank of New York Trust Company, National Association, as the Custodian under the Pooling Agreement, or (iii) any successor to The Bank of New York or The Bank of New York Trust Company, National Association that is appointed in accordance with the Pooling Agreement.

(i)

The “Tax Event upon Merger” provisions of Section 5(b)(iii) shall not apply to the extent that Party A is both the Burdened Party and the Affected Party.

(j)

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Agreement will be inapplicable to Party A and Party B.

(k)

The “Automatic Early Termination” provision of Section 6(a) of the Agreement will be inapplicable to Party A and Party B.

(l)

Payments on Early Termination.

(i)

For the purpose of Section 6(e) of the Agreement:

(A)

Market Quotation will apply; and

(B)

The Second Method will apply.

(ii)

Notwithstanding Section 6 of this Agreement, so long as Party A is (A) the sole Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or (B) the Defaulting Party in respect of any Event of Default, paragraphs (A) to (F) below shall apply:

(A)

The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, an offer which, when made, is capable of becoming legally binding upon acceptance (any such offer, a “Firm Offer”) which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).”

(B)

The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B (or the Depositor on its behalf)) equal to:

(1) If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is selected by Party A and accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated (or such later day as Party B may specify in writing to Party A, which in any event will not be later than the Early Termination Date) (such day, the “Latest Settlement Amount Determination Day”), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation; or

(2)  If no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been selected by Party A and accepted by Party B so as to become legally binding on or before the Latest Settlement Amount Determination Day, Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(C)

For the purpose of clause (4) of the definition of Market Quotation, Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).

(D)

At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

(E)

Party B undertakes to use its reasonable efforts to obtain at least one Market Quotation before the Latest Settlement Amount Determination Day.  Party B will be deemed to have discharged its obligations under the preceding sentence if it requests Party A to obtain Market Quotations, where such request is made in writing within two Local Business Days after the day on which the Early Termination Date is designated.  If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(F)

Any amount calculated as being due in respect of an Early Termination Date will be payable in accordance with Section 6(d)(ii), provided that if such payment is owed to Party B, it will be payable on the day that notice of the amount payable is given to Party A.

(G)

If the Settlement Amount is not determined by reference to a Market Quotation that has been accepted by Party B and the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, provided that, (i) the amounts payable under (1), (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted off against any amount payable by Party B under (1).

(m)

“Termination Currency” means United States Dollars.

(n)

Additional Termination Events.  Each of the following shall be an Additional Termination Event:

(i)

First Rating Trigger Event.  A First Rating Trigger Event (as defined in Part 5(i)) has occurred, and Party A has not, within the period of time prescribed, complied with Part 5(i)(ii) below.  For purposes of this Additional Termination Event, Party A shall be the sole Affected Party.

(ii)

S&P Second Rating Trigger Event.  A Second Rating Trigger Event (as defined in Part 5(i)) with respect to S&P has occurred, and Party A has not, within the period of time prescribed, complied with the requirements of the Credit Support Annex.  For purposes of this Additional Termination Event, Party A shall be the sole Affected Party.

(iii)

Moody’s Second Rating Trigger Event.  (A) A Second Rating Trigger Event with respect to Moody’s has occurred, and 30 or more Local Business Days have elapsed and (B) (i) at least one Eligible Replacement (as defined in Part 5(i)) has made a Firm Offer to be the transferee of a transfer to be made in accordance with Part 5(i)(iii) below and/or (ii) at least one entity with the Acceptable Ratings (as defined in Part 5(i)) has made a Firm Offer to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement. For purposes of this Additional Termination Event, Party A shall be the sole Affected Party.

(iv)

Regulation AB.  (A) The Depositor still has a reporting obligation with respect to this Transaction pursuant to Regulation AB and (B) Party A has not, within 30 days after receipt of a Disclosure Request complied with the provisions set forth in Part 5(j)(iv) below (provided that if the significance percentage reaches 10% or 20%, as applicable, after a Disclosure Request has been made to Party A, Party A must comply with the provisions set forth in Part 5(j)(iv) below within 10 Business Days of Party A being informed of the significance percentage reaching 10% or 20%, as applicable) or has not, thereafter, complied with the provisions set forth in Part 5(j)(v) below.  For purposes of this Additional Termination Event, Party A shall be the sole Affected Party.

(v)

Acceleration or Redemption of Notes.  The Certificates are accelerated, redeemed in whole or redeemed in part, in each case if applicable, for any reason, pursuant to the Pooling Agreement, provided, such acceleration or redemption, as applicable, is no longer capable of being revoked.  For purposes of this Additional Termination Event, Party B shall be the sole Affected Party.

(vi)

Modification of Pooling Agreement.  The Pooling Agreement is modified without the prior written consent of Party A, where such consent is required under the terms of the Pooling Agreement.  For purposes of this Additional Termination Event, Party B shall be the sole Affected Party.

(vii)

Exercise of Purchase Option.  The Trustee notifies the Certificateholders of the intent to exercise a Clean-Up Call to purchase the Home Equity Loans pursuant to the Pooling Agreement.  For purposes of this Additional Termination Event, Party B shall be the sole Affected Party.

Part 2

Tax Representations.

(a)

Payer Representations  For the purpose of Section 3(e) of the Agreement, Party A will make the following representation and Party B will not make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(b)

Payee Representations  For the purpose of Section 3(f) of the Agreement,

Party A represents that:

(i)

Party A is a tax resident of the United Kingdom;

(ii)

Party A is a "foreign person" within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless Party A provides written notice to Party B that it is no longer a foreign person;

(iii)

in respect of each Transaction Party A enters into through an office or discretionary agent in the United States or which otherwise is allocated (in whole or part) for United States federal income tax purposes to such United States trade or business, each payment received or to be received by Party A under such Transaction (or portion thereof, if applicable) will be effectively connected with its conduct of a trade or business in the United States; and

(iv)

in respect of all other Transactions or portions thereof, no such payment received or to be received by Party A in connection with this Agreement is attributable to a trade or business carried on by it through a permanent establishment in the United States.

Party B represents that it is the trustee of the supplemental interest trust with respect to Nationstar Home Equity Loan Asset-Backed Certificates, Series 2007-C, a New York common law trust.

(c)

Definition of “Indemnifiable Tax”.  Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, in relation to payments by Party A, any Tax shall be an Indemnifiable Tax and, in relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

(d)

No gross-up by Party B.  Party B shall not have the obligations specified for X in Section 2(d)(i)(4) or for Y in Section 2(d)(ii).

Part 3

Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Party A and Party B agree to deliver the following documents, as applicable:

(a)

Tax forms, documents or certificates to be delivered are:

Party Required to Deliver Document	Form/Document/Certificate	Date by Which to be Delivered
Party A

Any form or document required or reasonably requested to allow the other party to make payments under the Agreement without any deduction or withholding for or on account of any Tax, or with such deduction or withholding at a reduced rate.

Upon reasonable request.
Party B

Any form or document required or reasonably requested to allow the other party to make payments under the Agreement without any deduction or withholding for or on account of any Tax, or with such deduction or withholding at a reduced rate.

(i) Concurrently with the execution and delivery of this Confirmation, and (ii) anytime when the document last delivered is incorrect or out-of-date.

(b)

Other documents to be delivered and covered by the Section 3(d) representation are:

Party required to deliver	Form/Document/or Certificate	Date by which to be delivered	Covered by Section 3(d) representation
Party A and Party B

Incumbency Certificate (or, if available the current authorized signature book or equivalent authorizing documentation) specifying the names, titles, authority and specimen signatures of the persons authorized to execute the Confirmation which sets forth the specimen signatures of each signatory to the Confirmation signing on its behalf.

		Concurrently with the execution and delivery of this Confirmation unless previously delivered and still in full force and effect.	Yes
Party B	The Pooling Agreement.	Concurrently with the execution and delivery of the Confirmation.	No
Party A and Party B	Legal opinion(s) with respect to such party relating to the enforceability of the party’s obligations under this Agreement.	Concurrently with the execution and delivery of the Confirmation.	No

Part 4

Miscellaneous.

(a)

Addresses for Notices.  For the purposes of Section 12(a) of the Agreement:

In addition, with respect to notices provided pursuant to Section 5 and 6 of this Agreement, notice shall be provided to:

Address for notices or communications to Party A:-

RBS Financial Markets

Attention: Head of Legal, Financial Markets

Level 7, 135 Bishopsgate

London EC2M 3UR

Phone No.: 44 207 085 5000

Facsimile No.: 44 207 085 8411

With a copy to:

Address:

Greenwich Capital Markets, Inc.

600 Steamboat Road

Greenwich, CT  06830

Attention:

Legal Department – Derivatives Documentation

Phone No.:

203-618-2531/6467

Facsimile No.:

203-422-4531/4247

Address for notices or communications to Party B:-

At the address set forth on the first page of this Confirmation.

(b)

Notice by Facsimile Transmission.

Section 12(a) of the Agreement is amended by adding in the third line thereof after the phrase “messaging system” and before the “)” the words “; provided, however, any such notice or other communication may be given by facsimile transmission (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine)”.

Section 12(a)(ii) of the Agreement is deleted in its entirety.

(c)

Process Agent.  For the purpose of Section 13(c) of the Agreement:

Party A appoints as its Process Agent: none.

Party B appoints as its Process Agent: none.

(d)

Offices.  With respect to Party A, the provisions of Section 10(a) of the Agreement will apply.

(e)

Multibranch Party.  For the purpose of Section 10(c) of the Agreement:

Party A is a Multibranch Party.

Party B is not a Multibranch Party.

(f)

Calculation Agent.  The Calculation Agent is Party A.

(g)

Credit Support Document.  Details of any Credit Support Document for Party A and Party B:  With respect to Party A, the ISDA Credit Support Annex (New York law), dated as of the date hereof, between Party A and Party B, and such other collateralization agreement or credit support arrangement provided for under the terms of any Confirmation and Transaction evidenced thereby, together with any document or agreement that by its terms secures or otherwise supports the parties’ obligations under a Transaction heretofore or hereafter entered into between the parties.  With respect to Party B, such credit support document is solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(h)

Credit Support Provider.

Credit Support Provider means in relation to Party A: Initially, none, provided however that a party providing an Eligible Guarantee, if any, shall be the Credit Support Provider in relation to Party A.

Credit Support Provider means in relation to Party B: none.

(i)

Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to conflicts of law doctrine other than New York General Obligations Law Sections 5-1401 and 5-1402).

(j)

Netting of Payments.  Subparagraph (ii) of Section 2(c) of the Agreement will apply to the  Transaction evidenced by the Confirmation.

(k)

Affiliates.  Party B shall be deemed to not have any Affiliates for purposes of this Transaction.

Part 5

Other Provisions.

(a)

Additional Representation.  Section 3(a) of the Agreement shall be amended to include the following additional representations after paragraph 3(a)(v):

(vi)

Eligible Contract Participant, etc.  It is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act (7 U.S.C. 1a), as amended by the Commodity Futures Modernization Act of 2000 and the Transaction evidenced hereby has been the subject of individual negotiations and is intended to be exempt from, or otherwise not subject to regulation thereunder.

(b)

Waiver of Right to Trial by Jury.  Each party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or any Transaction hereunder.

(c)

Absence of Litigation.  In Section 3(c) of the Agreement the words “or any of its Affiliates” shall be deleted.

(d)

Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this letter agreement is executed and delivered by The Bank of New York (“BNY”), not individually or personally but solely as the indenture trustee, in the exercise of the powers and authority conferred and vested in it, (b) the representations, undertakings and agreements herein are made and intended not as personal representations, undertakings and agreements by BNY but are made and intended for the purpose of binding only the Supplemental Interest Trust, (c) nothing herein contained shall be construed as creating any personal or individual liability on BNY to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this letter agreement and by any person claiming by, through or under such parties, and (d) under no circumstances shall BNY be personally liable for the payment of any indebtedness or expenses of the Supplemental Interest Trust or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Supplemental Interest Trust under this letter agreement.

(e)

Proceedings.  Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against, Nationstar Home Equity Loan Trust 2007-C, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates, provided that nothing herein shall preclude, or be deemed to estop Party A from taking any action in any case or proceeding voluntarily filed or commenced by or on behalf of Party B or in any involuntary case or proceeding after it has been commenced.  This provision will survive the termination of this Agreement.

(f)

Recording of Conversations.  Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it.

(g)

No Set-off.  Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set-off, net recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

(h)

Sole Transaction.  For purposes of Section 1(c) of the Agreement, this Transaction shall be the sole Transaction under the Agreement.

(i)

Rating Agency Downgrade.

(i)

For purposes of this Part 5(i), the following definitions apply:

An entity has “Acceptable Ratings” if (x) its short-term unsecured and unsubordinated debt is rated (i) at least “A-1” by S&P (or, if it does not have a short-term unsecured and unsubordinated debt rating from S&P,  its long-term unsecured and unsubordinated debt is rated at least “A+” by S&P), for a non-Financial Institution, or (ii) at least “A-2” by S&P (or, if it does not have a short-term unsecured and unsubordinated debt rating from S&P,  its long-term unsecured and unsubordinated debt is rated at least “BBB+” by S&P), for a Financial Institution and (y) its long-term unsecured and unsubordinated debt is rated at least “A3” or its short-term unsecured and unsubordinated debt is rated at least “Prime-2” (or if it does not have a short-term unsecured and unsubordinated debt rating from Moody’s, its long-term unsecured and unsubordinated debt is rated at least “A3”).

“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor with Acceptable Ratings as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

“Eligible Replacement” means an entity (A) with the Acceptable Ratings or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee.

“Financial Institution” means a bank, broker/dealer, insurance company, structured investment vehicle (SIV), or derivative product company (DPC).

A “First Rating Trigger Event” shall occur with respect to Party A (or any applicable credit support provider), if (x) its short-term unsecured and unsubordinated debt ceases to be rated (i) at least “A-1” by S&P (or, if Party A does not have a short-term unsecured and unsubordinated debt rating from S&P,  its long-term unsecured and unsubordinated debt ceases to be rated at least “A+” by S&P), and Party A is not a Financial Institution, or (ii) at least “A-2” by S&P (or, if Party A does not have a short-term unsecured and unsubordinated debt rating from S&P,  its long-term unsecured and unsubordinated debt ceases to be rated at least “BBB+” by S&P), and Party A is a Financial Institution, or (iii) rating is withdrawn by S&P, (y)(a) its long-term unsecured and unsubordinated debt ceases to be rated at least “A2” by Moody’s or its short-term unsecured and unsubordinated debt ceases to be rated at least “Prime-1” by Moody’s, or (b) if it does not have a short-term unsecured and unsubordinated debt rating from Moody’s, its long-term unsecured and unsubordinated debt ceases to be rated at least “A1” by Moody’s.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder, that the party acting or failing to act must consult with each of the Rating Agencies then providing a rating of the Certificates and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates.

A “S&P Second Rating Trigger Event” shall occur with respect to Party A (or any applicable credit support provider), if Party A is a Financial Institution and Party A’s short-term unsecured and unsubordinated debt is downgraded to “A-2”, (or, if Party A does not have a short-term unsecured and unsubordinated debt rating from S&P, its long-term unsecured and unsubordinated debt is rated “A”, “A-“ or “BBB+” by S&P).

A “Moody’s Second Rating Trigger Event” shall occur with respect to Party A (or any applicable credit support provider), if Party A’s long-term unsecured and unsubordinated debt ceases to be rated at least “A3” or Party A’s short-term unsecured and unsubordinated debt ceases to be rated at least “Prime-2” (or if Party A does not have a short-term unsecured and unsubordinated debt rating from Moody’s, its long-term unsecured and unsubordinated debt ceases to be rated at least “A3”).

(ii)

If a First Rating Trigger Event occurs with respect to Party A (or any applicable Credit Support Provider), then (unless, (a) within 30 days of such First Rating Trigger Event, for Moody’s Investors Service, Inc. (“Moody’s”) or (b) 60 days of such First Rating Trigger Event for S&P, each of Standard and Poor’s, a Division of McGraw-Hill Companies, Inc. (“S&P”), and (each a “Rating Agency”) has reconfirmed its rating of the Certificates which was in effect immediately prior to such First Rating Trigger Event) Party A shall, (x) within 30 days of such First Rating Trigger Event, for Moody’s or (y) 60 days of such First Rating Trigger Event, for S&P, at its own expense, (A) obtain an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement, subject to the Rating Agency Condition or (B) transfer all or substantially all of its rights and obligations with respect to this Agreement to an Eligible Replacement (provided that Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether or not a transfer relates to all or substantially all of Party A’s rights and obligations under this Agreement), subject to the Rating Agency Condition.

(iii)

If a Moody’s Second Rating Trigger Event occurs with respect to Party A (or any applicable Credit Support Provider), then Party A will at its own cost use commercially reasonable efforts to, as soon as reasonably practicable either (A) obtain an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement, subject to the Rating Agency Condition, or (B) transfer all or substantially all of its rights and obligations with respect to this Agreement to an Eligible Replacement (provided that Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether or not a transfer relates to all or substantially all of Party A’s rights and obligations under this Agreement), subject to the Rating Agency Condition.

(j)

Compliance with Regulation AB.

(i)

Party A acknowledges that for so long as there are reporting obligations with respect to this Transaction under Regulation AB (“Regulation AB”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Depositor is required under Regulation AB, to disclose certain information set forth in Regulation AB regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B with respect to the Home Equity Loans, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii)

Subject to the provisions of clause (iii) below, and so long as there are reporting obligations with respect to this Transaction under Regulation AB, if the Depositor determines, reasonably and in good faith, that the aggregate significance percentage of this Agreement has increased to nine (9) percent, then the Depositor or Party B may request from Party A (such request, a “Disclosure Request”) on a Business Day after the date of such determination the same information set forth in Item 1115(b) of Regulation AB (such requested information, subject to the last sentence of this paragraph, the “Financial Disclosure”) that would have been required if the significance percentage had in fact increased to ten (10) percent.  Party B, the Depositor or any of its agents shall provide Party A with the calculations and any other information reasonably requested by Party A with respect to the Depositor’s determination that led to the Disclosure Request.  The parties hereto further agree that the Financial Disclosure provided to meet the Disclosure Request may be, solely at Party A’s option, either the information set forth in Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB.

(iii)

So long as there are reporting obligations with respect to this Transaction under the 1934 Act, if the Depositor determines, reasonably and in good faith, that the aggregate significance percentage of this Agreement has increased to nineteen (19) percent, then the Depositor or Party B may make a Disclosure Request to Party A on a Business Day after the date of such determination for the Financial Disclosure that would have been required if the significance percentage had in fact increased to twenty (20) percent.  Party B, the Depositor or any of its agents shall provide Party A with the calculations and any other information reasonably requested by Party A with respect to the Depositor’s determination that led to the Disclosure Request.

(iv)

Upon the occurrence of a Disclosure Request, Party A, at its own expense, shall (i) provide the Depositor and Party B with the Financial Disclosure, (ii) subject to Rating Agency Condition, secure an Eligible Replacement to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity is able to, and does, provide the Financial Disclosure or (iii) subject to Rating Agency Condition, obtain a guaranty of Party A’s obligations under this Agreement from an affiliate of Party A that is able to provide the Financial Disclosure, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to Party A, and cause such affiliate to provide Financial Disclosure.  For purposes of clause (ii) above, the parties agree that National Westminster Bank Plc (“NatWest”) shall be an acceptable replacement for Party A, so long as NatWest satisfies the conditions specified in such clause (ii).  If permitted by Regulation AB, any required Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the 1934 Act.

(v)

Party A agrees that, if it responds to a Disclosure Request by providing Financial Disclosure, then, for so long as the Depositor has reporting obligations under the 1934 Act with respect to this Transaction, it will provide any interim updates to Financial Disclosure within 5 Business Days following the availability thereof (but in no event more than six months after the end of Party A’s fiscal year for any annual update).  If permitted by Regulation AB, any such update may be provided by incorporation by reference from reports filed pursuant to the 1934 Act.

(k)

Severability.  If any term, provision, covenant, or condition of the Agreement, or the application thereof to any other party or circumstance, shall be held invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if the Agreement has been executed with the invalid or unenforceable provision portion eliminated, so long as the Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of the Agreement and the deletion of such portion of the Agreement will not substantially impair the respective benefits or expectations of the parties.  The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or conditions with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(l)

Counterparts.  This letter agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(m)

USA PATRIOT Act Notice.  Party A hereby notifies Party B that pursuant to the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Act.

(n)

Transfers.

(i) Section 7 is hereby amended to read in its entirety as follows:

“Subject to Section 6(b)(ii), Part 5(i) and Part 5(j), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction without (a) the prior written consent of the other party and (b) satisfaction of the Rating Agency Condition with respect to S&P.”

(ii) If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding  upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, take any reasonable steps required to be taken by Party B to effect such transfer.

“Permitted Transfer” means a transfer by novation by Party A to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied:  (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate caps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Party B), (b) as of the date of such transfer neither Party B nor the Transferee would be required to withhold or deduct on account of Tax from any payments under this Agreement, (c) an Event of Default or Termination Event would not occur as a result of such transfer, (d) Party B has consented in writing to the transfer, such consent not to be unreasonably withheld, (e) the transfer would not give rise to a taxable event or any other adverse Tax consequences to Party B or its interest holders, as determined by Party B in its sole discretion, (f) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction, (g) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (h) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (i) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P; and (j) such transfer otherwise complies with the terms of the Pooling Agreement.

(o)

Amendment.  Notwithstanding any provision to the contrary in this Agreement, no amendment, supplement or other modification of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Rating Agencies has been provided prior written notice of the same and S&P confirms in writing (including by facsimile transmission) that it will not downgrade, withdraw or otherwise modify its then-current ratings of the Certificates.

(p)

Non-Recourse.  Notwithstanding any provision herein, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Supplemental Interest Trust and the proceeds thereof, in accordance with the terms of the Pooling Agreement. In the event that the Supplemental Interest Trust and the proceeds thereof applied in accordance with the priority of payments specified in the Pooling Agreement, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Supplemental Interest Trust and the proceeds thereof, any claims against or obligations of Party B under this Agreement still outstanding shall be extinguished and thereafter not revive.

(q)

Third Party Beneficiary.  The Depositor and the Sponsor shall each be an express third party beneficiary of this Agreement with respect to Party A’s undertakings under Part 5(j) only.

(r)

Defined Terms.  Terms capitalized but not defined herein or in the Definitions incorporated herein shall have the respective meanings attributed to them in the Pooling Agreement.

Party A – The Royal Bank of Scotland plc

Party B –  The Bank of New York, not individually, but solely as trustee (the “Supplemental Interest Trust Trustee”) on behalf of the Supplemental Interest Trust with respect to the Nationstar Home Equity Loan Asset-Backed Certificates, Series 2007-C

Paragraph 13.  Elections and Variables

(a)

Security Interest for “Obligations”.  The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A:  Not applicable.

With respect to Party B:  Not applicable.

(b)

Credit Support Obligations.

(i)  Delivery Amount, Return Amount and Credit Support Amount.

(A)

“Delivery Amount” has the meaning specified in Paragraph 3(a), except that (I) the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced by the words “not later than the close of business on each Valuation Date” and (II) the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” shall be deleted and replaced by the following:

“The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)

the amount by which (a) the S&P Collateral Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(2)

the amount by which (a) the Moody’s First Collateral Amount for such Valuation Date exceeds (b) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(3)

the amount by which (a) the Moody’s Second Collateral Amount for such Valuation Date exceeds (b) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.”

(B)

“Return Amount” has the meaning specified in Paragraph 3(b), except that the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” shall be deleted and replaced by the following:

“The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)

the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Collateral Amount for such Valuation Date,

(2)

the amount by which (a) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s First Collateral Amount for such Valuation Date, and

(3)

the amount by which (a) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Second Collateral Amount for such Valuation Date.”

(C)

“Credit Support Amount” shall not apply.  For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Collateral Amount, the Moody’s First Collateral Amount, or the Moody’s Second Collateral Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

The “S&P Collateral Amount” means, for any Valuation Date, zero, provided that for so long as a (a) First Rating Trigger Event with respect to S&P has occurred and is continuing for at least 10 local Business Days, the S&P Collateral Amount shall equal the product of (I) Party B’s Exposure and (II) 125%, or (b) Second Rating Trigger Event with respect to S&P has occurred and (i) upon entry of a Financial Institution, then due immediately, or (ii) is continuing for 10 local Business Days, the S&P Collateral Amount shall equal Party B’s Exposure.

The “Moody’s First Collateral Amount” means zero, provided that for so long as (A) a First Rating Trigger Event with respect to Moody’s has occurred and is continuing and either (i) such event existed at the time this Annex was executed or assigned by Party A to another party or (ii) at least 30 Local Business Days have elapsed since such event occurred and (B)(i) no Second Rating Trigger Event with respect to Moody’s has occurred and is continuing or (ii) less than 30 Local Business Days have elapsed since the occurrence of a Second Rating Trigger Event with respect to Moody’s, then the Moody’s First Collateral Amount shall equal the sum of (I) Party B’s Exposure and (ii) the sum, over all Transactions, of

Min [15*DV01, 2%*Hedge Notional]; and

The “Moody’s Second Collateral Amount” means zero, provided that, for so long as a Second Rating Trigger Event with respect to Moody’s has occurred and has been continuing for 30 or more Local Business Days, then the Moody’s Second Collateral Amount shall equal

Max [0, Next Payment, Party B’s Exposure + Additional Amount], where

Next Payment = the sum of the net payments due from Party A to Party B (if any) on the next payment date for all Transactions.

Additional Amount = the sum, over all Transactions of

(a)

with respect to each Transaction that is a single currency swap with a fixed notional amount for each Calculation Period, Min [50*DV01, 8%* Aggregate Hedge Notional], and

(b)

with respect to each Transaction that is not a single-currency swap with a fixed notional amount for each Calculation Period, Min [65*DV01, 10%* Aggregate Hedge Notional], where

DV01 = Party A’s estimate of the change in the mid-market value of Party B’s Exposure resulting from a one basis point change in the swap curve, and

Aggregate Hedge Notional = the aggregate of the applicable notional amounts of all Transactions for the relevant Calculation Period.

(ii)  Eligible Collateral.  The following items will qualify as “Eligible Collateral” for the party specified (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

Collateral Type	S&P Valuation Percentage at Second Trigger Rating Event	S&P Valuation Percentage	Moody’s Valuation Percentage at First Trigger Rating Event	Moody’s Valuation Percentage at Second Trigger Rating Event
(A) Cash, in the form of USD	100%	80%	100%	100%
(B) Negotiable Debt Obligations (as defined below) issued by the Government of the United States of America having a remaining maturity of not more than one year.	98.0%	78.4%	100%	100%
(C) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than one but not more than two years.	98.0%	78.4%	100%	99%
(D) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than two but not more than three years.	98.0%	78.4%	100%	98%
(E) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than three but not more than five years.	92.0%	73.6%	100%	97%
(F) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than five but not more than seven years.	92.0%	73.6%	100%	96%
(G) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than seven but not more than ten years.	92.0%	72.88%	100%	94%
(H) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than ten but not more than twenty years.	91.1%	72.88%	100%	90%
(I) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than twenty years.	88.6%	70.88%	100%	88%

As used above, the following terms have the indicated meanings:

“Negotiable Debt Obligation” means a debt obligation in a stated principal amount with a non-variable fixed maturity, which cannot be redeemed by its issuer before its maturity nor put to the issuer for redemption before its maturity. It must bear interest on its stated principal amount at a non-variable fixed rate until maturity.

(iii)  Other Eligible Support.  The following items will qualify as “Other Eligible Support” for the party specified:  Not Applicable.

(iv)  Thresholds.

(A)

“Independent Amount” means with respect to Party A:  Not Applicable.

“Independent Amount” means with respect to Party B:  Not Applicable.

(B)

“Threshold” means with respect to Party A, infinity, provided that for so long as (1) a First Rating Trigger Event with respect to Moody's has occurred and is continuing and either (i) such First Rating Trigger Event existed at the time this Annex was executed or (ii) at least 30 Local Business days have elapsed since such First Rating Trigger Event occurred, or (2) a First Rating Trigger Event with respect to S&P has occurred and is continuing or a Second Rating Trigger Event with respect to S&P has occurred and is continuing, the Threshold with respect to Party A shall be zero.

“Threshold” means with respect to Party B, infinity.

(C)

“Minimum Transfer Amount” means with respect to Party A: USD 100,000, and with respect to Party B: USD 100,000, provided, that if the aggregate principal balance of the Certificates rated by S&P ceases to be more than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000 and provided further that if a Party is a Defaulting Party, or the Affected Party under an Additional Termination Event, the Minimum Transfer Amount for such party shall be zero.

(D)

Rounding.  The Delivery Amount and the Return Amount will be rounded up and down, respectively, to the nearest integral multiple of $10,000.

(c)

[Reserved]

(d)

Valuation and Timing.

(i)  “Valuation Agent” means Party A.

(ii)  “Valuation Date” means:  each Local Business Day.

(iii)  “Valuation Time” means the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable;  provided, however, that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)  “Notification Time” means 9:00 a.m., New York time, on a Local Business Day.

(e)

Conditions Precedent and Secured Party's Rights and Remedies. For purposes of Paragraph 8(a), each Termination Event will be a "Specified Condition" for the Pledgor, if the Secured Party has designated an Early Termination Date in connection with the Termination Event.  For all other purposes of this Annex, each Termination Event specified below with respect to a party will be a "Specified Condition" for that party (that party being the Affected Party if the Termination Event occurs with respect to that party):

Termination Event	Party A	Party B
Illegality	[N/A]	[N/A]
Tax Event	[N/A]	[N/A]
Tax Event Upon Merger	[N/A]	[N/A]
Credit Event Upon Merger	[N/A]	[N/A]
Additional Termination Event(s)	[X]	[X]

(f)

Substitution.

(i)  “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)  Consent.  The Pledgor shall obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d).  Such consent shall not be unreasonably withheld.

(g)

Dispute Resolution.

(i)  “Resolution Time” means 9:00 a.m., New York time, on the Local Business Day following the date on which the notice of the dispute is given by the Disputing Party to the other party.

(ii)  Value.  For the purposes of Paragraphs 5(i)(c) and 5(ii), the Value of the outstanding Credit Support Amount or of any transfer of Eligible Credit Support or Posted Credit Support other than Cash (the “Non-Cash Credit Support”) will be calculated as follows:  the product of (A) appropriate Valuation Percentage and (B) the sum of (I) the mean of the bid prices quoted on such date by any three principal market makers for such Non-Cash Credit Support chosen by the Disputing Party, or if three such quotations are not available from principal market makers for such date, using two such quotations, or if only one such quotation is obtained using such quotation, or if no quotations are available using the mean of such bid prices as of the day, next preceding such date, on which one or more of such quotations were available, plus (II) the accrued interest on such Non-Cash Credit Support (except to the extent Transferred to a party pursuant to this Agreement or included in the applicable price referred to in subparagraph (A) of this Clause) as of such date.

(iii)  Alternative.  The provisions of Paragraph 5 will apply.

(h)

Holding and Using Posted Collateral.

(i)  Eligibility to Hold Posted Collateral; Custodians.

Party B or its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b);  provided that the following conditions applicable to it are satisfied:

(A)

In the event that Party B holds Posted Collateral, Party B is not a Defaulting Party or an Affected Party under an Additional Termination Event.

(B)

Posted Collateral may be held only in the following jurisdiction:  New York

(C)

In the event that the Custodian holds Posted Collateral, the long-term unsubordinated unsecured debt of the Custodian is rated at least A+ and A-1 by Standard & Poors, a division of The McGraw-Hill Companies, Inc. (or any successor thereto) and at least A1 by Moody’s Investors Service, Inc. (or any successor thereto).

Initially, the Custodian for Party B is The Bank of New York Trust Company, National Association.

(ii)  Use of Posted Collateral.  The provisions of Paragraph 6(c)(i) shall not apply.

(i)

Distributions and Interest Amount.

(i)  Interest Rate.  The “Interest Rate” will be the actual rate of interest earned by the Secured Party in respect of Posted Collateral in the form of Cash.

(ii)  Transfer of Interest Amount.  The transfer of the Interest Amount will be made on the second Local Business Day of each calendar month in respect of the Interest Amount for the preceding calendar month provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

(iii)  Alternative to Interest Amount.  Not applicable.

(j)

Additional Representation(s).  Not applicable.

(k)

Other Eligible Support and Other Posted Support.

(i)  “Value” with respect to Other Eligible Support and Other Posted Support means:  Not applicable.

(ii)  “Transfer” with respect to Other Eligible Support and Other Posted Support means:  Not applicable.

(l)

Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

Party A:

Global Collateral Support Unit

The Royal Bank of Scotland plc, Financial Markets

280 Bishopsgate

London EC2M 4RB

Facsimile:  44.207 085 4793

Telephone: 44.207 085 5209

With a copy to:

Greenwich Capital Markets, Inc.

600 Steamboat Road

Greenwich CT 06830

Attn:

Derivatives Settlements

Telephone:

203-618-2781 (Rob Bache)

203-618-2440 (Operations main number)

Facsimile:

203-618-2579

Party B:

Please provide if different from address in Schedule

(m)

Address for Transfers.  All transfers hereunder will be made to the account or accounts most recently notified by each party to the other.

(n)

Other Provisions.

(i)  Single Transferor and Single Transferee.  Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(ii)  Events of Default.  Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.  Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a First Rating Trigger Event, with respect to S&P, or a S&P Second Rating Trigger Event has occurred and been continuing for at least 60 days or (B) a Moody’s Second Rating Trigger Event with respect to Moody’s has occurred and been continuing for 30 or more Local Business Days and such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iii) Form of Annex.  Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(iv) Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(v)

  Withholding.  Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(vi)  “Local Business Day” means, for purposes of the Credit Support Annex, any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

(vii)  Calculation of Value.  Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, Moody’s Second Trigger Value”.  Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value or Moody’s Second Trigger Value”.  Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”.  Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”.  Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value, as may be”.  Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”.  Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”.

(viii)  “Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

(x)  “Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

(xi)  “S&P Value” means, on any date and with respect to any Eligible Collateral other than Cash,

(a) if a First Trigger Rating Event has occurred and is continuing with respect to Party A, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii), or

(b) if a Second Trigger Rating Event has occurred and is continuing with respect to Party A, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage at Second Rating Trigger Event for such Eligible Collateral set forth in paragraph 13(b)(ii).

(xii)  Collateral Account.  Party B shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

THE ROYAL BANK OF SCOTLAND PLC By: Greenwich Capital Markets, Inc., its agent By_____/s/ David E. Wagner____________ Name: David E. Wagner Title: Managing Director

THE BANK OF NEW YORK, not individually, but solely as trustee (the “Supplemental Interest Trust Trustee”) on behalf of the Supplemental Interest Trust with respect to the Nationstar Home Equity Loan Asset-Backed Certificates, Series 2007-C

By____/s/ Michael J. Wiblishauser__________

Name: Michael J. Wiblishauser

Title:   Assistant Vice President